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                                                                   EXHIBIT 10.42

                             AMENDED PLEDGE AGREEMENT


     This Amended Pledge Agreement (the "Agreement") is made and entered into effective as of December 31, 1996 (the "Effective Date"), between Polyphase Corporation ("Pledgor"), and Harold Estes ("Secured Party").

                                 WITNESSETH:

     WHEREAS, pursuant to the terms of that one certain Stock Purchase Agreement dated November 22, 1993, as amended by amendments one through four thereto (the Stock Purchase Agreement, as amended is referred to herein as the "Stock Purchase Agreement") Pledgor has become the owner of 100,000 shares (the "Stock") of the issued and outstanding common stock, no par value of Texas Timberjack, Inc., a Texas corporation (the "Company"), which represents one hundred percent (100%) of the outstanding shares of the Company; and

     WHEREAS, pursuant to the terms of the Stock Purchase Agreement the Pledgor executed that certain Ten Million and 00/100 Dollar ($10,000,000.00) promissory note (the "Original Note") made payable to the order of the Secured Party; and

     WHEREAS, the Original Note has been modified, renewed and extended pursuant to the terms of a Renewal Promissory Note dated October 31, 1995 in the principal amount of Eleven Million Two Hundred Thousand and 00/100 Dollars ($11,200,000.00) (the "$11.2 Million Renewal Note"); and

     WHEREAS, the $11,200,000.00 Renewal Note has been modified, renewed and extended pursuant to the terms of a renewal promissory note dated March 1, 1996 in the principal amount of Eleven Million Eight Hundred Fifty-Five Thousand and 00/100 dollars ($11,855,000.00) (the $11.8 Million Renewal Note); and

     WHEREAS, the $11.8 Million Renewal Note has matured and is now being modified, renewed and extended pursuant to the terms of a renewal promissory note dated December 31, 1996 in the principal amount of Twelve Million Eight Hundred Forty-Two Thousand Nine Hundred Sixteen and 00/100 dollars ($12,842,916.00); and

     WHEREAS, the Pledgor's obligations to the Secured Party have been secured pursuant to the terms of a Pledge Agreement dated as June 24, 1994 between Pledgor and Secured Party (the "Pledge Agreement"); and

     WHEREAS, it is the parties intention that the Pledge Agreement shall continue to secure the obligations of Pledgor to the Secured Party, including payment of the Renewal Note;

     NOW, THEREFORE, in consideration of the foregoing, the covenants and agreement contained herein, and for Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Section 1.2 of the Pledge Agreement is hereby amended to read in its entirely as follows:

           Section 1.2 Secured Obligations. This Agreement and the security interest herein created secures (i) the full and punctual payment and performance of all indebtedness, liabilities and obligations now owed or hereafter owing by Pledger to

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         Secured Party (the "Secured Obligations") including those under that certain promissory note executed by Pledgor in favor of Secured Party in the original principal amount of Twelve Million Eight Hundred Forty-Two Thousand Nine Hundred Sixteen and 00/100 Dollars ($12,842,916.00) (the "Note"), as the same may be renewed, extended, modified or amended from time to time, and (ii) full and punctual performance of all the obligations of Pledgor to the Secured Party under the terms of the Stock Purchase Agreement.

     2. Section 2.1 of the Pledge Agreement is hereby amended by adding the following:

         (e) Since January 1, 1997 Pledgor has not directly or indirectly sold, transferred, assigned or conveyed, including by way of merger, any interest in Overhill Foods, Inc. and since that date, Overhill Foods has not issued or sold any securities or merged with or into any other entity.

     3. Article 3 of the Pledge Agreement is hereby amended by adding the following:

         Section 3.10 Overhill Farms, Inc. Pledgor agrees that in the event it directly or indirectly sells, transfers, assigns, or conveys, including by way of merger, any interest in Overhill Foods, Inc., or if Overhill Foods, Inc. sells or issues securities of any type or merges with or into another entity, Pledgor shall at the closing of such sale, transfer, assignment, conveyance, merger or other transaction, make a payment of $9,000,000.00 on the Note.

     4. Except as otherwise provided herein, all terms, covenants and conditions contained in the Pledge Agreement continue in full force and effect without modification or alteration.

     Executed as of the 31st day of December, 1996.


                                                 ___________________________
                                                 Harold Estes


                                                 POLYPHASE CORPORATION


                                                 By_________________________
                                                   Paul A. Tanner, President

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